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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Huntsman Packaging Corporation
Salt Lake City, Utah

We consent to the use in this Amendment No. 3 to Registration Statement No. 33-40067 (relating to $125,000,000 9 1/8% Senior Subordinated Notes) of Huntsman Packaging Corporation of our report dated February 11, 1998 relating to the consolidated financial statement of Huntsman Packaging Corporation and subsidiaries and of our report dated February 11, 1998 relating to the combined financial statements of CT Film and Rexene Corporation Limited, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Huntsman Packaging Corporation listed in Item 21(b). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Salt Lake City, Utah
February 25, 1998